                                                                     EXHIBIT 2.1






                           STOCK ACQUISITION AGREEMENT

                                     BETWEEN

                        A-Z PROFESSIONAL CONSULTANTS INC.

                                       AND

                                CYTRX CORPORATION

                              ACQUISITION AGREEMENT
                                TABLE OF CONTENTS





Purchase and Sale...............................................................................1

Purchase Price..................................................................................1

Warranties and Representations of CytRx.........................................................1

Warranties and Representations of A-Z...........................................................4

Term............................................................................................5

The Vaxcel Corp. Shares.........................................................................5

Conditions Precedent to Closing.................................................................5

Termination.....................................................................................6

Exhibits........................................................................................6

Miscellaneous Provisions........................................................................6

Closing.........................................................................................6

Governing Law...................................................................................7

Counterparts....................................................................................7

                           STOCK ACQUISITION AGREEMENT



         THIS ACQUISITION AGREEMENT dated June 2, 1999, by, between and among A-Z Professional Consultants, Inc., a Utah Corporation ("A-Z"), and CytRx Corporation, a Delaware corporation, ("CytRx").

         WHEREAS, CytRx owns an interest in Vaxcel Inc. through its holdings in the common stock of such corporation; and

         WHEREAS, CytRx desires to sell and A-Z desires to purchase Nine million six hundred twenty-five thousand shares of the common stock of Vaxcel Inc. which is represented to be not less than eighty-seven (87%) percent of the common shares of Vaxcel;

         NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereby agree as follows:

I. Purchase and Sale. CytRx hereby agree to sell, transfer, assign and convey to A-Z and A-Z hereby agrees to purchase and acquire from CytRx, nine million six hundred twenty-five thousand shares of common stock in Vaxcel Inc. (the "Vaxcel Inc. Transfer Shares").

II. Purchase Price. The aggregate purchase price to be paid by A-Z for the Vaxcel Inc. Common Shares shall be $250,000 (two hundred fifty thousand dollars) plus a cash payment equal to eighty seven point five (87.5%) percent of net liquid assets of Vaxcel as reflected on its financial statement at closing.

III. Warranties and Representations of CytRx. In order to induce A-Z to enter into the Agreement and to complete the transaction contemplated hereby, CytRx warrants and represents to A-Z that:

         A. Organization and Standing. CytRx and Vaxcel Inc. are corporations duly organized, validly existing and in good standing under the laws of the State of their incorporation, are qualified to do business as a foreign corporation in every other state or jurisdiction in which they operate to the extent required by the laws of such states and jurisdictions, and have full power and authority to carry on their business as now conducted and to own and operate their assets, properties and business. Attached hereto as Exhibit "C" are true and correct copies of Vaxcel Inc.'s Certificate of Incorporation, amendments thereto and all current By laws of Vaxcel Inc. No changes thereto will be made in any of the Exhibit "C" documents before the Closing.

         B. Capitalization. As of the date of closing, the Vaxcel Inc. shares constitute one hundred (100%) percent of the equity capital of CytRx in Vaxcel Inc., which includes, inter alia, one hundred (100%) percent of CytRx's voting power, right to receive dividends, when, as and if declared and paid, and the right to receive the proceeds of liquidation attributable to the common stock, if any.

         C. Ownership of the Vaxcel Inc. Transfer Shares. As of the Date hereof, CytRx is the sole owner of the Vaxcel Inc. Transfer Shares, free and clear of all liens, encumbrances and restrictions of any nature whatsoever, except by reason of the fact that the Vaxcel Inc. Transfer Shares will not have been registered under the "33 Act, or any applicable State Securities laws.

         D. Taxes. CytRx has filed all federal, state and local income or other tax returns and reports that it is required to file with all governmental agencies, wherever situate, and has paid or accrued for payment all taxes as shown on such returns, such that a failure to file, pay or accrue will not have a material adverse effect on CytRx or Vaxcel Inc.

         E. Pending Actions. There are no material legal actions, lawsuits, proceedings or investigations, either administrative or judicial, pending or to the knowledge of CytRx threatened, against or affecting CytRx and/or Vaxcel Inc. CytRx is not in violation of any material law, ordinance or regulation of any kind whatever, including, but not limited to laws, rules and regulations governing the sale of its products, the "33 Act, the Securities Exchange Act of 1934, as amended (the "34 Act") the Rules and Regulations of the U.S. Securities and Exchange Commission ("SEC"), or the Securities Laws and Regulations of any state.

         F. Governmental Regulation. Vaxcel Inc. holds the licenses and registrations set forth on Exhibit "E" hereto from the jurisdictions set forth therein, which licenses and registrations are all of the licenses and registrations necessary to permit the Corporation to conduct its current business. All of such licenses and registrations are in full force and effect, and there are no proceedings, hearing or other actions pending that may affect the validity or continuation of any of them. No approval of any other trade or professional association or agency of government other than as set forth on Exhibit "E" is required for any of the transactions effected by this Agreement, and the completion of the transactions contemplated by the Agreement will not, in and of themselves, affect or jeopardize the validity or continuation of any of them.

         G. Ownership of Assets. CytRx has good, marketable title, without any liens or encumbrances of any nature whatever, to the nine million six hundred twenty-five thousand shares to be transferred to A-Z, which shares represent not less than eighty-seven (87%) percent ownership of Vaxcel Inc.

         H. No Interest in Suppliers, Customers, Landlord or Competitors. To the knowledge of CytRx, neither CytRx nor any of its Shareholders nor any member of their families have any interest of any nature whatever in any supplier, customer, landlord or competitor of Vaxcel Inc.

         I. No Debt Owed by CytRx to Shareholders. CytRx, to its knowledge, does not owe any money, securities, or property to either the Shareholders of Vaxcel Inc. or any member of the families or to any company controlled by such a person, directly or indirectly.

         J. Corporate Records. All of Vaxcel Inc.'s books and records, including, without limitation, its books of account, corporate records, minute book, stock certificate books and other records of Vaxcel Inc. are up-to-date, complete and reflect accurately and fairly the conduct of its business in all material respects since its date of incorporation.

         K. No Misleading Statements or Omissions. Neither the Agreement nor any financial statement, exhibit, schedule or document attached hereto, contains any materially misleading statement, or omits any fact or statement necessary to make the other statements or facts therein set forth not materially misleading.

         L. Validity of the Agreement. All corporate and other proceedings required to be taken by CytRx in order to enter into and to carry out the Agreement have been duly and property taken. No corporate or other action on the part of Vaxcel Inc. is required in connection with this Agreement, or the transaction contemplated herein. The Agreement has been duly executed by CytRx, and constitutes the valid and binding obligation of CytRx, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting generally the enforcement of creditors rights. The execution and delivery of the Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate CytRx's Certificate of Incorporation or document of undertaking, oral or written, to which CytRx is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court, regulatory agency or other governmental body; and the business now conducted by CytRx and/or Vaxcel Inc. can continue to be so conducted after completion of the transaction contemplated hereby.

         M. Enforceability of the Agreement. When duly executed and delivered, the Agreement and the Exhibits hereto which are incorporated herein and made a part hereof are legal, valid, and enforceable by A-Z according to their terms, except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws relating to or affecting generally the enforcement of creditors rights and that at the time of such execution and delivery, A-Z will have acquired title in and to the shares of Vaxcel Inc. free and clear of all claims, liens and encumbrances, except as set forth in
                  Section III, C. above.

         N. Access to Books and Records. A-Z will have full and free access to the books of Vaxcel Inc. during the course of this transaction prior to Closing, during regular business hours.

         O. Vaxcel Inc.'s Financial Statements. Vaxcel Inc.'s Balance Sheet and Profit and Loss statement for the year ended December 31, 1998, attached hereto as Exhibit "H", accurately describe Vaxcel Inc.'s financial position as of the dates thereof, in accordance with applicable legal and accounting requirements.

         P. Vaxcel's Financial Condition. Vaxcel Inc. will have no more than $_____________ in assets and $____________ of liabilities at closing.

IV. Warranties and Representations of A-Z. In order to induce CytRx to enter into the Agreement and to complete the transaction contemplated hereby, A-Z warrants and represents to CytRx that:

         A. Organization and Standing. A-Z is a corporation duly organized, validly existing and in good standing under the laws of the State of Utah, is qualified to do business as a foreign corporation in every other state in which it operates to the extent required by the laws of such states, and has full power and authority to carry on its business as now conducted and to own and operate its assets, properties and business.

         B. No Misleading Statements or Omissions. Neither the Agreement nor any financial statement, exhibit, schedule or document attached hereto or presented to CytRx in connection herewith contains any materially misleading statement, or omits any fact or statement necessary to make the other statements of fact therein set forth not materially misleading.

         C. Validity of the Agreement. All corporate action and proceedings required to be taken by A-Z in order to enter into and to carry out the Agreement have been duly and properly taken. The Agreement has been duly executed by A-Z, and constitutes a valid and binding obligation of A-Z. The execution and delivery of the Agreement and the carrying out of its purposes will not result in the breach of any of the terms or conditions of, or constitute a default under or violate, A-Z's Certificate of Incorporation or By-Laws, or any agreement, lease, mortgage, bond, indenture, license or other document or undertaking, oral or written, to which A-Z is a party or is bound or may be affected, nor will such execution, delivery and carrying out violate any order, writ, injunction, decree, law, rule or regulation of any court regulatory agency or other governmental body.

         D. Enforceability of the Agreement. When duly executed and delivered, the Agreement and the Exhibits hereto which are incorporated herein and made a part hereof are legal, valid, and enforceable by A-Z according to their terms, and that at the time of such execution and delivery, A-Z will have acquired good, marketable title in and to the Vaxcel Inc. Common Shares acquired pursuant hereto, free and clear of all liens and encumbrances.

V. Term. All representations, warranties, covenants and agreements made herein and in the exhibits attached hereto shall survive the execution and delivery of the Agreement and payment pursuant thereto.

VI. The Vaxcel Inc. Shares. All of the Vaxcel Inc. Common Shares shall be validly issued, fully-paid and non-assessable shares of Vaxcel Inc. Common Stock, with full voting rights, dividend rights, and the right to receive the proceeds of liquidation, if any, as set forth in the respective Articles of Incorporation.

VII.     Conditions Precedent to Closing.

         A. The obligations of A-Z under the Agreement shall be and are subject to fulfillment, prior to or at the Closing of each of the following conditions:

                  1. That Vaxcel Inc., CytRx and their management representations and warranties contained herein shall be true and correct at the time of closing date as if such representations and warranties were made at such time;

                  2. That CytRx and its management shall have performed or complied with all agreements, terms and conditions required by the Agreement to be performed or complied with by them prior to or at the time of Closing;

         B. The obligations of CytRx under the Agreement shall be and are subject to fulfillment, prior to, at the Closing or subsequent to the Closing of each of the following conditions:

                  1. That A-Z's representations and warranties contained herein shall be true and correct at the time of Closing as if such representations and warranties were made at such time; and

                  2. That A-Z shall have performed or complied with all agreements, terms and conditions required by the Agreement to be performed or complied with by it prior to or at the time of Closing.

                  3. That the parties jointly and severally indemnify and hold harmless Vaxcel Inc.'s former officers, directors, agents and affiliates against any claims or liabilities, including reasonable attorney's fees and other reasonable defense costs incurred in defending such claims or liabilities, resulting from any claims or liabilities asserted against them as to any material misrepresentation or omissions in the Agreement made by any party hereto.

VIII. Termination. The Agreement may be terminated at any time before, or at, Closing, by:

         A.       The mutual agreement of the parties;

         B.       Any party if:

                  1. Any provision of the Agreement applicable to a party shall be materially untrue or fail to be accomplished.

                  2. Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of the Agreement.

Upon termination of the Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other.

IX. Exhibits. All Exhibits attached hereto are incorporated herein by this reference as if they were set forth in their entirety.

X. Miscellaneous Provisions. This Agreement is the entire agreement between the parties in respect of the subject matter hereof, and there are no other agreements, written or oral, nor may the Agreement be modified except in writing and executed by all of the parties hereto. The failure to insist upon strict compliance with any of the terms, covenants or conditions of the Agreement shall not be deemed a waiver or relinquishment of such right or power at any other time or times.

XI. Closing. The Closing of the transactions contemplated by the Agreement ("Closing") shall take place at 1:00 P.M. on the first business day after 45 days from the execution hereof. The Closing shall occur at the offices of A-Z located at 268 West 400 South, Salt Lake City, Utah 84101 or such other date and place as the parties hereto shall agree upon. At the Closing, all of the documents and items referred to herein shall be exchanged.

XII. Governing Law. The Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware.

XIII. Counterparts. The Agreement may be executed in duplicate facsimile counterparts, each of which shall be deemed an original and together shall constitute one and the same binding Agreement, with one counterpart being delivered to each party hereto.

         IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the date and year above first written.

                           A-Z Professional Consultants, Inc.


                           By:  /s/ Bonnie Jean Tippetts
                              -------------------------------
                                Bonnie Jean Tippetts
                                Its:  President

                           CytRx, Corporation


                           By:  /s/ Jack Luchese
                              -------------------------------
                                Jack L. Luchese
                                Its:  President and CEO